SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Small Cap Value Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For      Against    Abstain
      36,293,302  491,585   1,195,718

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

               Diversification
         For       Against     Abstain
      22,056,011  1,405,079   2,719,034

                  Borrowing
         For       Against     Abstain
      22,045,521  1,415,676   2,718,927

              Senior securities
         For       Against     Abstain
      22,058,052  1,403,038   2,719,034

                Concentration
         For       Against     Abstain
      22,055,506  1,405,584   2,719,034

         Underwriting of securities
         For       Against     Abstain
      22,048,233  1,412,857   2,719,034

          Investment in real estate
         For       Against     Abstain
      22,046,979  1,414,111   2,719,034

           Purchase of commodities
         For       Against     Abstain
      22,015,707  1,445,383   2,719,034

                   Lending
         For       Against     Abstain
      22,043,726  1,417,364   2,719,034

      Margin purchases and short sales
         For       Against     Abstain
      22,014,074  1,447,016   2,719,034

             Pledging of assets
         For       Against     Abstain
      22,010,952  1,450,138   2,719,034

       Restricted and illiquid securities
          For       Against      Abstain
      22,036,055   1,425,035    2,719,034

      Investment in mineral exploration
         For       Against     Abstain
      22,005,211  1,455,879   2,719,034



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